EXHIBIT 11 TO

PROXY STATEMENT OF
KINDER MORGAN MANAGEMENT, LLC

      Current Report on Form 8-K of Kinder Morgan, Inc. filed on June 19, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 19, 2002
(Date of earliest event reported)

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	1-6446 (Commission File Number)	48-0290000 (I.R.S. Employer Identification No.)

500 Dallas, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Item 5.  Other Events.

As previously disclosed in Kinder Morgan, Inc.’s Form 10-Q for the period ended March 31, 2002 as filed with the Securities and Exchange Commission on May 10, 2002, Kinder Morgan, Inc. adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, referred to in this report as SFAS 142, effective January 1, 2002. In order to illustrate how the provisions of SFAS 142 would have affected the financial statements of Kinder Morgan, Inc. if SFAS 142 had been in effect for the five years ended December 31, 2001, and to set forth the transitional disclosures described in SFAS 142, Kinder Morgan, Inc. has filed as Exhibit 99.1 to this report (1) the Five-Year Review of Kinder Morgan, Inc. and subsidiaries previously filed as Item 6 to Kinder Morgan, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the Securities and Exchange Commission on February 20, 2002, and (2) a table showing the changes that would have been reflected in its net income and earnings per share if the provisions of SFAS 142 had been in effect for the five years ended December 31, 2001.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
a)	Financial Statements. Not Applicable.

b)	Pro Forma Financial Information. Not Applicable.

c)	Exhibits.

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Selected Financial Data, including transitional disclosures described in SFAS No. 142

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.
Dated: June 19, 2002	By:	/s/ JOSEPH LISTENGART
Joseph Listengart Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Selected Financial Data, including transitional disclosures described in SFAS No. 142

Exhibit 99.1

Selected Financial Data.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, referred to in the following discussion as "SFAS 142." SFAS 142, which superceded Accounting Principles Board Opinion No. 17, Intangible Assets, addresses financial accounting and reporting for (1) intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) at acquisition and (2) goodwill and other intangible assets subsequent to their acquisition. SFAS 142 is required to be applied starting with fiscal years beginning after December 15, 2001. As previously disclosed in Kinder Morgan, Inc.'s Form 10-Q for the period ended March 31, 2002 as filed with the Securities and Exchange Commission on May 10, 2002, Kinder Morgan, Inc. adopted SFAS 142 effective January 1, 2002.

1

The following sets forth the Five-Year Review of Kinder Morgan, Inc. and subsidiaries as presented in Item 6 of Kinder Morgan, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the Securities and Exchange Commission on February 20, 2002. The footnotes to the Five-Year Review as presented in Kinder Morgan, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001 referred to "the accompanying Consolidated Financial Statements." The corresponding references in the footnotes included herein refer to the Consolidated Financial Statements included in Kinder Morgan, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

Five-Year Review
Kinder Morgan, Inc. and Subsidiaries

	Year Ended December 31,
	2001	2000	1999[1]	1998[2]	1997
	(In thousands except per share amounts)
Operating Revenues	$1,054,918	$2,679,722	$1,836,368	$1,660,259	$ 340,685
Gas Purchases and Other Costs of Sales	339,353	1,926,068	1,050,250	836,614	134,476
Gross Margin	715,565	753,654	786,118	823,645	206,209
Other Operating Expenses	331,246	358,511	490,416	427,953	128,059
Operating Income	384,319	395,143	295,702	395,692	78,150
Other Income and (Expenses)[3]	22,917	(87,977)	(81,151)	(172,787)	(21,039)
Income From Continuing Operations Before
Income Taxes	407,236	307,166	214,551	222,905	57,111
Income Taxes	168,601	123,017	79,124	82,710	12,777
Income From Continuing Operations	238,635	184,149	135,427	140,195	44,334
Gain (Loss) From Discontinued Operations,
Net of Tax	-	(31,734)	(395,319)	(77,984)	33,163
Income (Loss) Before Extraordinary Item	238,635	152,415	(259,892)	62,211	77,497
Extraordinary Item - Loss on Early
Extinguishment of Debt, Net of Income Taxes	(13,565)	-	-	-	-
Net Income (Loss)	225,070	152,415	(259,892)	62,211	77,497
Less-Preferred Dividends	-	-	129	350	350
Less-Premium Paid on Preferred Stock
Redemption	-	-	350	-	-
Earnings (Loss) Available for Common Stock	$ 225,070	$ 152,415	$ (260,371)	$ 61,861	$ 77,147
	==========	==========	==========	==========	==========
Basic Earnings (Loss) Per Common Share:
Continuing Operations	$ 2.07	$ 1.62	$ 1.68	$ 2.19	$ 0.95
Discontinued Operations	-	(0.28)	(4.92)	(1.22)	0.71
Extraordinary Item - Loss on Early
Extinguishment of Debt	(0.12)	-	-	-	-
Total Basic Earnings (Loss) Per Common Share	$ 1.95	$ 1.34	$ (3.24)	$ 0.97	$ 1.66
	==========	==========	==========	==========	==========
Number of Shares Used in Computing Basic
Earnings (Loss) Per Common Share	115,243	114,063	80,284	64,021	46,589
	==========	==========	==========	==========	==========
Diluted Earnings (Loss) Per Common Share:
Continuing Operations	$ 1.97	$ 1.61	$ 1.68	$ 2.17	$ 0.93
Discontinued Operations	-	(0.28)	(4.92)	(1.21)	0.70
Extraordinary Item - Loss on Early
Extinguishment of Debt	(0.11)	-	-	-	-
Total Diluted Earnings (Loss) Per Common
Share	$ 1.86	$ 1.33	$ (3.24)	$ 0.96	$ 1.63
	==========	==========	==========	==========	==========
Number of Shares Used in Computing
Diluted Earnings (Loss) Per Common Share	121,326	115,030	80,358	64,636	47,307
	==========	==========	==========	==========	==========
Dividends Per Common Share	$ 0.20	$ 0.20	$ 0.65	$ 0.76	$ 0.73
	==========	==========	==========	==========	==========
Capital Expenditures[4]	$ 124,171	$ 85,654	$ 92,841	$ 120,881	$ 230,814
	==========	==========	==========	==========	==========

1 Reflects the acquisition of Kinder Morgan Delaware on October 7, 1999. See Note 3 of the Notes to Consolidated Financial
   Statements included in the Kinder Morgan, Inc. Annual Report on Form 10-K for the year ended December 31, 2001.
2 Reflects the acquisition of MidCon Corp. on January 30, 1998.
3 Includes significant impacts from sales of assets. See Note 1 (N) of the Notes to Consolidated Financial Statements included in the
   Kinder Morgan, Inc. Annual Report on Form 10-K for the year ended December 31, 2001.
4 Capital Expenditures shown are for continuing operations only.

2

Five-Year Review (Continued)
Kinder Morgan, Inc. and Subsidiaries

	As of December 31,
	2001		2000		1999		1998		1997
	(In thousands except per share amounts)
Total Assets	$ 9,533,085		$ 8,386,989		$ 9,393,834		$ 9,623,779		$ 2,305,805
	===========		===========		===========		===========		===========
Capitalization:
Common Equity	$ 2,259,997	39%	$ 1,777,624	39%	$ 1,649,615	32%	$ 1,219,043	25%	$ 606,132	46%
Preferred Stock	-	-	-	-	-	-	7,000	-	7,000	-
Preferred Capital Trust
Securities	275,000	5%	275,000	6%	275,000	5%	275,000	6%	100,000	8%
Minority Interests	817,513	14%	4,910	-	9,523	-	63,354	1%	47,303	4%
Long-term Debt	2,404,967	42%	2,478,983	55%	3,293,326	63%	3,300,025	68%	553,816	42%
Total Capitalization	$ 5,757,477	100%	$ 4,536,517	100%	$ 5,227,464	100%	$ 4,864,422	100%	$ 1,314,251	100%
	===========	===	===========	===	===========	===	===========	===	===========	===
Book Value Per
Common Share	$ 18.24		$ 15.53		$ 14.64		$ 17.77		$ 12.63
	===========		===========		===========		===========		===========

Had the provisions of SFAS 142 been in effect during the years presented above, goodwill amortization would have been eliminated, increasing net income and earnings per share as follows:

	Year Ended December 31,
	2001	2000	1999	1998	1997
	(In thousands except per share amounts)
Reported Income (Loss) Before
Extraordinary Item	$ 238,635	$ 152,415	$(259,892)	$ 62,211	$ 77,497
Add Back: Goodwill Amortization,
Net of Related Tax Benefit	16,198	17,368	5,449	292	-
Adjusted Income (Loss) Before
Extraordinary Item	254,833	169,783	(254,443)	62,503	77,497
Extraordinary Item	(13,565)	-	-	-	-
Adjusted Net Income (Loss)	$ 241,268	$ 169,783	$(254,443)	$ 62,503	$ 77,497
	=========	=========	=========	=========	=========

Basic Earnings (Loss) Per Share:
Reported Net Income (Loss)	$ 1.95	$ 1.34	$ (3.24)	$ 0.97	$ 1.66
Goodwill Amortization	0.14	0.15	0.06	-	-
Adjusted Net Income (Loss)	$ 2.09	$ 1.49	$ (3.18)	$ 0.97	$ 1.66
	=========	=========	=========	=========	=========

Diluted Earnings (Loss) Per Share:
Reported Net Income (Loss)	$ 1.86	$ 1.33	$ (3.24)	$ 0.96	$ 1.63
Goodwill Amortization	0.13	0.15	0.07	-	-
Adjusted Net Income (Loss)	$ 1.99	$ 1.48	$ (3.17)	$ 0.96	$ 1.63
	=========	=========	=========	=========	=========

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